Exhibit 4.1

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of June __, 2009, by and between China Biologic Products, Inc., a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.

This Agreement is being delivered pursuant to the Securities Purchase Agreement, dated June 5, 2009, among the Company, the Controlling Stockholder and the Purchasers (the “Purchase Agreement”). Capitalized terms used herein but defined shall have the meaning given to such terms in the Purchase Agreement.

B.

Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering the (i) Notes; (ii) Warrants; and (iii) the Security Documents. This Agreement, the Note, Warrant and Security Documents are sometimes hereinafter collectively referred to as the “Transaction Documents”.

The Company and the Purchasers hereby agree as follows:

1.

Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement will have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms have the respective meanings set forth in this Section 1:

“Advice” has the meaning set forth in Section 8(b).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 (as defined below).

“Agreement” has the meaning set forth in this first paragraph of this Agreement.

“Company” has the meaning set forth in this first paragraph of this Agreement.

“Commission” means the United States Securities & Exchange Commission.

“Common Stock” means the common stock of the Company, $0.0001 par value per share.

“Conversion Shares” means shares of the Company’s Common Stock issuable to the Purchasers upon conversion of the Notes.

“Effectiveness Date” means (a) with respect to the Mandatory Shelf Registration Statement required to be filed under Section 2(a), the earlier of: (i) the 120th day following the Closing Date, or (ii) if the Purchasers elect to defer the filing of such Mandatory Shelf Registration Statement, the 60th day following the relevant Filing Date, or (b) with respect to any additional Registration Statement that may be required pursuant to Section 3(c), the 60th day following the filing of such additional Registration Statement.

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means (a) with respect to the Mandatory Shelf Registration Statement required to be filed under Section 2(a), (i) the 45th day following the Closing Date, or (ii) if the Purchasers elect to defer the filing of such Registration Statement, the 120th day following the Purchasers making a demand therefor.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 6(c).

“Indemnifying Party” has the meaning set forth in Section 6(c).

“Losses” has the meaning set forth in Section 6(a).

“Mandatory Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Notes” means the 3.8% Convertible Senior Secured Notes Due 2011.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Registration Statement” has the meaning set forth in Section 3(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning set forth in paragraph A of the recitals herein.

“Purchaser” has the meaning set forth in this first paragraph of this Agreement.

“Purchasers” has the meaning set forth in this first paragraph of this Agreement.

 “Registrable Securities” means: (i) the Conversion Shares, (ii) the Warrant Shares, (iii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any exercise price adjustment with respect to any of the securities referenced in (i) or (ii) above, and (iv) any securities issued or issuable as payment for accrued interest under the Notes, to the extent allowed by the Commission and the rules and regulations administrated by the Commission and the Trading Market; provided however, that once any such securities referred to in foregoing clauses (i), (ii), (iii) or (iv) have been sold pursuant to the Registration Statement or are eligible for resale without restriction under Rule 144 of the Securities Act, they shall no longer constitute Registrable Securities or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned.

“Registration Statement” means any registration statement required to be filed in accordance with this Agreement to register the Registrable Securities including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on a Trading Market or the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by The Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of The New York Stock Exchange, the NYSE Amex, The NASDAQ Capital Market, The NASDAQ Global Market, or The NASDAQ Global Select Market, on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” has the meaning set forth in paragraph B of the recitals herein.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Warrants” means the Common Stock purchase warrants issued to the Purchasers pursuant to the Purchase Agreement.

“Warrant Shares” means the Common Stock of the Company issuable upon exercise of the Warrants.

2.

 Shelf Registration.

(a)

As soon as possible but no later than the Filing Date, the Company shall use best efforts to prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 (such initial Registration Statement, together with any additional Registration Statements to be filed pursuant to Section 2(b) below, each a “Mandatory Shelf Registration Statement”). The Mandatory Shelf Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith), and shall contain the “Plan of Distribution” attached hereto as Annex A. The Company shall use its best efforts to cause the Mandatory Shelf Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than the Effectiveness Date, and shall use its best efforts to keep the Mandatory Shelf Registration Statement continuously effective under the Securities Act until such time as all of the Registrable Securities covered by such Registration Statement have either been publicly sold by the Holders or may be sold by the Holders without restriction pursuant to Rule 144 under the Securities Act (the “Effectiveness Period”). The Mandatory Shelf Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available (including, without limitation, an Underwritten Offering, a direct sale to purchasers, a sale through brokers or agents, or a sale over the Internet) by the Holders of any and all Registrable Securities. If the Registrable Securities shall be resold by the Holders in an Underwritten Offering, the Company may include in an such registration other securities for sale for its own account; provided that if the underwriters for the offering shall determine that marketing factors require a limitation in the number of shares to be included in such offering, then the securities to be sold by the Holders shall be included in such registration before any securities proposed to be sold for the account of the Company.

(b)

In the event the Commission seeks to characterize the Mandatory Registration Statement as constituting an offering of securities by or on behalf of the Company or in any other manner, such that the Commission does not permit such Registration Statement to become effective and be used for resales in a manner that does not constitute such an offering, or permit the continuous resale at the market by Holder or other holders participating therein (or as otherwise may be acceptable to Holder) without being named therein as an "underwriter," (a "Rule 415 Comment"), then the Company shall reduce the number of shares to be included by the Holders in such Registration Statement on a pro rata basis, based on the total number of Registrable Securities then held by each such Holder that is included in the Registration Statement, until such time as the Commission shall so permit such Registration Statement to become effective; provided, however, that the number of Registrable Securities to be included in the Mandatory Registration Statement shall not be reduced unless all other securities of the Company held by (i) the Controlling Stockholder; (ii) the Company’s directors, officers, other employees and consultants; and (iii) other holders of the Company’s capital stock with registration rights that are inferior (with respect to such reduction) to the registration rights of the Holders set forth herein, are first entirely excluded from the registration. In addition, in the event that the Commission requires Holder to be specifically identified as an "underwriter" in order to permit such Registration Statement to become effective, and Holder does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of Holder, until such time as the Commission does not require such identification or until Holder accepts such identification and the manner thereof. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall thereafter use its reasonable best efforts to find alternative methods to register the Registrable Securities with the Commission for resale by Holder; and (ii) in the event the Company, after conducting a pre-filing conference with the Commission, if possible, reasonably determines that it is unable to, or it is inadvisable for the Company to attempt to, register all of the Registrable Securities in a single registration statement, then the Company may elect to fulfill the registration requirements hereunder by registering the Registrable Securities in two or more Registration Statements; provided that the Company shall use its reasonable best efforts to file each subsequent Registration Statement no later than the earlier of (A) sixty (60) calendar days following the date on which the last of the Registrable Securities registered under the preceding Registration Statement were sold or (B) six (6) months following the date on which the preceding Registration Statement was declared effective.

(c)

If: (i) any Mandatory Shelf Registration Statement is not filed on or prior to its Filing Date or if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) hereof, or (ii) any Mandatory Shelf Registration Statement is not declared effective by the Commission on or prior to its required Effectiveness Date due to the Company’s failure to use best efforts to have such Registration Statement be declared effective, or (iii) after any Mandatory Shelf Registration Statement becomes effective, due to the Company’s failure to use best efforts to maintain effectiveness, such Registration Statement ceases to be effective and available to the Holders as to all Registrable Securities to which it is required to cover at any time prior to the expiration of its Effectiveness Period for more than an aggregate of 30 Trading Days (which need not be consecutive) (any such failure or breach being referred to as an "Event"), each Holder shall have the right, by providing four weeks’ written notice to require the Company to redeem all or a portion of the Notes held by it at the Redemption Price (as defined in the Note), whether or not such Event is subsequently cured; provided, however, that the Company’s decision to file additional Registration Statements in accordance with Section 2(b) hereof shall be deemed to be the Company’s use of best efforts to have the Commission declare such Registration Statement effective.

(d)

Within three Trading Days of the date on which a Mandatory Shelf Registration Statement under this Section 2 becomes effective, the Company shall cause its counsel to issue a blanket opinion to the transfer agent stating that the Registrable Securities are subject to an effective registration statement and can be reissued free of restrictive legend upon notice of a sale by any Holder and confirmation by such Holder that it has complied with the prospectus delivery requirements, provided that the Company has not advised the transfer agent orally or in writing that the opinion has been withdrawn. Copies of the blanket opinion required by this Section 2(d) shall be delivered to each Holder within the time frame set forth above.

3.

Piggyback Registrations.

(a)

If, after the date hereof, the Company proposes to file a registration statement under the Securities Act providing for a public offering of the Company’s securities, other than a registration statement on Form S-8 or Form S-4 or any similar form hereafter adopted by the Commission as a replacement therefor (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Piggyback Registration Statement”), the Company shall notify each Holder of the proposed filing and afford each Holder an opportunity to include in such Piggyback Registration Statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such Piggyback Registration Statement all or part of the Registrable Securities held by such Holder shall, within ten days after delivery of the above-described notice by the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such Piggyback Registration Statement and provide, as a condition to such inclusion, such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as is required pursuant to Regulation S-K promulgated under the Securities Act to effect the registration of the Registrable Securities. Any election by any Holder to include any Registrable Securities in such Piggyback Registration Statement shall not affect the inclusion of such Registrable Securities in any Mandatory Shelf Registration Statement until such Registrable Securities have been sold under the Piggyback Registration Statement; provided, however, that at such time, the Company shall have the right to remove from any Mandatory Shelf Registration Statement, the Registrable Securities sold pursuant to the Piggyback Registration Statement.

(b)

At any time, the Company may terminate or withdraw any Piggyback Registration Statement referred to in Section 3(a), and without any obligation to any such Holder whether or not any Holder has elected to include Registrable Securities in such registration. The Company shall also have the right to suspend the effectiveness and use of any Piggyback Registration Statement at any time for an unlimited amount of time whether or not any Holder has elected to include Registrable Securities in such registration.

(c)

The Company shall advise the Holders of the managing underwriters for any Underwritten Offering proposed under the Piggyback Registration Statement. The right of any such Holder’s Registrable Securities to be included in any Piggyback Registration Statement pursuant to this Section 3(c) shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriters selected by the Company for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements, custody agreements, lock-up agreements, and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information in writing as the Company may reasonably request for inclusion in the Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements as are customary and reasonably requested by the underwriters. Notwithstanding any other provision of this Agreement, if at any time the managing underwriters determine in good faith that marketing factors require a limitation on the number of shares to be included, or the Company receives a Rule 415 Comment with respect to any such Piggyback Registration Statement, then the managing underwriters may exclude shares (including Registrable Securities) from the Piggyback Registration Statement and the Underwritten Offering, and any Shares included in the Piggyback Registration Statement and the Underwritten Offering shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such Piggyback Registration Statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder that is requesting inclusion; provided, however, that the number of Registrable Securities to be included in the Piggyback Registration Statement shall not be reduced unless all other securities of the Company held by (i) the Controlling Stockholder; (ii) the Company’s directors, officers, other employees and consultants; and (iii) other holders of the Company’s capital stock with registration rights that are inferior (with respect to such reduction) to the registration rights of the Holders set forth herein, are first entirely excluded from the underwriting and registration. If any Holder disapproves of the terms of any such Underwritten Offering that is undertaken in compliance with the terms hereof, such Holder may elect to withdraw therefrom by providing written notice to the Company and the underwriter, delivered at least ten Trading Days prior to the effective date of the Piggyback Registration Statement. Any Registrable Securities excluded or withdrawn from such Underwritten Offering shall be excluded and withdrawn from the Piggyback Registration Statement.

(d)

By electing to include Registrable Securities in the Piggyback Registration Statement, if any, the Holder shall be deemed to have agreed not to effect any sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during such periods as reasonably requested by the managing underwriter (but in no event for a period longer than 60 days following the effective date of the Piggyback Registration Statement; provided that each of the officers and directors of the Company that hold shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock are subject to restrictions at least as burdensome as those applicable to the Holders for not less than the entire time period required of the Holders hereunder).

(e)

The Company’s obligation to file any Mandatory Shelf Registration Statement under Section 2 shall not be affected by the filing or effectiveness of the Piggyback Registration Statement under this Section 3.

4.

Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)

Not less than four Trading Days prior to the filing of a Registration Statement, the Company shall furnish to each Holder copies of such document which will be subject to the review of such Holder. The Company shall not file a Registration Statement to which a Holder reasonably objects in writing (including via e-mail).

(b)

(i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide, upon request, the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that would not result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(c)

Notify the Holders as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three Trading Days prior to such filing and, in the case of (v) below, not less than three Trading Days prior to the financial statements in any Registration Statement becoming ineligible for inclusion therein) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)

Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)

Promptly deliver to each Holder, without charge, one electronic copy of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(f)

Prior to any resale of Registrable Securities by a Holder, use its reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing (including via e-mail), to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction. In connection with the Company’s obligations under this Section 4(f), the Company shall promptly following the Effectiveness Date, qualify for a “Manual’s Exemption” allowing for secondary trading in the Company’s Common Stock once the Company has a listing in Standard & Poor’s Rating Services, Moody’s Investor Service, or other similar nationally recognized securities manual.

(g)

Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(h)

Upon the occurrence of any event contemplated by Section 4(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.

Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, but shall exclude underwriter’s discounts and commissions and stock transfer tax applicable to sale of Registrable Securities and fees and disbursements of one counsel for the Holders (not to exceed $100,000). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.

6.

Indemnification.

(a)

Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors, partners, members and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 4(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)

Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (x) such Holder's failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are based solely upon information regarding such Holder, provided by such Holder to the Company in the Selling Holder Questionnaire attached hereto as Annex B (as amended or supplemented), or furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 4(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)

Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)

Contribution. If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

7.

Covenants of the Company

(a)

 No Superior Registration Rights. The Company covenants and agrees that it will not grant any registration rights to any other party that are more senior than the equivalent provisions contained in this Agreement.

(b)

Listing in Alternative Jurisdictions. The Company covenants and agrees that, in the event that any listing of the Registrable Securities shall take place in a non-U.S. jurisdiction that regulates the registration or listing of securities, if commercially feasible the Company will offer the Purchasers registration rights substantially comparable to the terms contained herein.

8.

Covenants of the Holder

(a)

Compliance. In connection with inclusion of its shares in any registration hereunder, a Holder shall provide, on a timely basis, such information concerning the Holder as the Company may reasonably request, including without limitation, completing or updating the Selling Holder Questionnaire attached hereto as Annex B. Each Holder also covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(b)

Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 4(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

9.

MISCELLANEOUS

9.1

Fees and Expenses. Except as specified, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

9.2

Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

9.3

Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (Central time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (Central time) on any date and earlier than 11:59 p.m. (Central time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	China Biologic Products, Inc.
No. 14 East Hushan Road
Tai’an City, Shandong Province
P.C. 271000, China
Attention: Chief Financial Officer

with a copy (for	Pillsbury Winthrop Shaw Pittman LLP
informational	2300 N Street, NW
purposes only) to:	Washington DC 20037-1122
Tel: +1 202 663 8000
Fax: +1 202 663 8007
Attention: Louis A. Bevilacqua

If to the	To the address set forth under the Purchasers’ names on the signature
Purchasers:	pages hereof;

with a copy (for	Jones Day
informational	30th Floor, Shanghai Kerry Centre
purposes only) to:	1515 Nanjing Road West
Shanghai 200040, China
Tel: +86 21 2201-8061
Fax: +86 21 5298-6569
Attention: Alex Zhang

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

9.4

Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Holders holding a majority in principal amount of the Notes. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

9.5

Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

9.6

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers; provided, however, the Company may assign this Agreement to any other corporation that succeeds to all or substantially all of its business pursuant to any reorganization or sale or disposition of substantially all of its assets, provided that the assignee agrees to assume the assignor's obligations hereunder. A Purchaser may assign any or all of its rights and obligations under this Agreement to an assignee of not less than 25% of the original principal amount of the Purchaser’s Note (or the number of shares of Registrable Securities issuable under such amount), provided such assignee agrees in writing to be bound, with respect to the transferred Registrable Securities, by the provisions hereof and thereof that apply to the “Holder” of such Registrable Securities.

9.7

No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person except as provided in Sections 9.6 hereof.

9.8

Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD APPLY ANY OTHER LAW. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.9

Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

9.10

Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or electronic transmission of portable document format (pdf), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page or signature electronically transmitted in pdf were an original thereof.

9.11

Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

9.12

Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

CHINA BIOLOGIC PRODUCTS, INC. By: _______________________________________ Name: Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES TO FOLLOW]

Company Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

[PURCHASER]

By: _____________________________________________
Name:
Title:

Address for Notice:

________________________________________________
________________________________________________
________________________________________________

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE TO FOLLOW]

Purchaser Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

[PURCHASER]

By: _____________________________________________
Name:
Title:

Address for Notice:

________________________________________________
________________________________________________
________________________________________________

Purchaser Signature Page to Registration Rights Agreement

ANNEX A

Plan of Distribution

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

  a combination of any such methods of sale; and

  any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the securities will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each Selling Stockholder that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

ANNEX B

CHINA BIOLOGIC PRODUCTS, INC.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Common Stock”), of China Biologic Products, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of June __, 2009 (the “Registration Rights Agreement”), among the Company and the Purchasers named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

	(a)	Full Legal Name of Selling Stockholder
______________________________________________________________________________________________________

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:
______________________________________________________________________________________________________

	(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):
______________________________________________________________________________________________________

2.	Address for Notices to Selling Stockholder:

_________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________
Telephone: ________________________________________________________________________________________________________________
Fax: _____________________________________________________________________________________________________________________
Contact Person: ____________________________________________________________________________________________________________

3.

Beneficial Ownership of Registrable Securities:

Type and Principal Amount of Registrable Securities beneficially owned:

_______________________________________________________________________________________________________________
                     _______________________________________________________________________________________________________________
                     _______________________________________________________________________________________________________________

4.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes___  No ___

Note:  If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)

Are you an affiliate of a broker-dealer?

Yes___  No ___

(c)

If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes___  No ___

Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.

Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and Amount of Other Securities beneficially owned by the Selling Stockholder:

6.

Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

____________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________

7.

The Company has advised each Selling Stockholder that it may not use shares registered on the Registration Statement to cover short sales of Common Stock made prior to the date on which the Registration Statement is declared effective by the Commission, in accordance with 1997 Securities and Exchange Commission Manual of Publicly Available Telephone Interpretations Section A.65. If a Selling Stockholder uses the prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under the Registration Statement.

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date for the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: __________________________________________________	Beneficial Owner: _________________________________ By: ____________________________________________ Name: Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND
QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, NW
Washington, D.C. 20037
Facsimile: (202) 663-8007
Attn.: Dawn Bernd-Schulz, Esq.